SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       -----------------------------------

                                   FORM 8 - K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 2, 2000
                                ----------------
                                (Date of Report)

                              DBS Industries, Inc.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        STATE OF DELAWARE              0-28348                 84-1124675
 ------------------------------     ---------------       --------------------
 (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


             100 Shoreline Highway, Suite 100, Mill Valley, CA 94941
             ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 380-8055

Item 5. Other Events

         On June 2, 2000 the Company entered into a common stock purchase agreement and related agreements with Torneaux Ltd., a private equity fund organized under the laws of The Bahamas. Subject to the fulfillment of certain conditions, the agreements provide the Company with an equity financing facility through which the Company may sell shares of its common stock, at its option, to Torneaux Ltd. periodically over a 24 month period. The ability of the Company to request a draw down under the facility is subject to the declaration of effectiveness of a resale registration statement by the Securities and Exchange Commission and the continued effectiveness of that registration statement. The sale price for the shares is the then current market price of the Company's common stock, less a discount of between 13% and 7.5% specifically determined based upon a formula. The number of shares that the Company may sell to Torneaux Ltd. varies depending on certain factors, including the market price of the common stock and the then current ownership interest of Torneaux Ltd. The agreements also provide for the issuance, to Torneaux Ltd., of warrants to purchase from 30% to 50% of the number of shares of common stock being purchased at the time of each draw down under the facility.

Item 7. Financial Statements and Exhibits.

     (c)   EXHIBITS.

     10.55 Common Stock Purchase Agreement dated as of June 2, 2000, including exhibits.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 14, 2000                                 DBS INDUSTRIES, INC.



                                              By: /s/ FRED W. THOMPSON
                                                      ----------------------
                                                      Fred W. Thompson
                                                      President and CEO